Exhibit 5.1

July 10, 2025

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623

RE: ANI Pharmaceuticals, Inc., Registration Statement on Form S-8 Filed on July 11, 2025

Ladies and Gentlemen:

We have acted as counsel to ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the registration by the Company of an aggregate of 750,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued under the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan (as amended from time to time, the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended to date, (ii) the Second Amended and Restated Bylaws of the Company, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the Plan, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof, that the Shares have been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP